Conyers Dill & Pearman

ATTORNEYS AT LAW

CRICKET SQUARE, HUTCHINS DRIVE, P.O. BOX 2681, GRAND CAYMAN KY 1-1111, CAYMAN ISLANDS

TEL: (345) 945 3901    FAX: (345) 945 3902    EMAIL: CAYMAN@CONYERSDILLANDPEARMAN.COM

WWW.CONYERSDILLANDPEARMAN.COM

Exhibit 8.1

9 September, 2008

China Time Share Media Co. Ltd. Offices of Offshore Incorporations (Cayman) Limited Scotia Centre, 4th Floor P.O. Box 2804 George Town, Grand Cayman Cayman Islands	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	2842 9521 Flora.Wong@conyersdillandpearman.com FW/aw/#283117 (M#871974)

Dear Sirs,

China Time Share Media Co. Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company in the form of American Depositary Shares (the “Shares”) as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-l filed with the United States Securities and Exchange Commission (the “Registration Statement” which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 8 September, 2008, as amended; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company certified by a director of the Company on 8 September, 2008, (2) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 22 April, 2008, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not

Bermuda    British Virgin Islands    Cayman Islands    Dubai    Hong Kong    London    Moscow    Singapore

Advising on the laws of Bermuda, British Virgin Islands and Cayman Islands

CD&P

China Time Share Media Co. Ltd.

9 September, 2008

certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation - Cayman Islands taxation” in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the headings “Taxation”, “Validity of the ADSs” and “Enforceability of Civil liabilities” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN